EXHIBIT 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use Schedule 13G, and the Schedule 13G to which this Exhibit is attached is filed on behalf of each of them; and

(ii)
Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

CWRE SSF Securities Holding, LP

Signature:	/s/ Hon Kit Shing
Name/Title:	Hon Kit Shing, Authorized Signatory
Date:	April 7, 2026

CWRE Special Situations Fund GP, LLC

Signature:	/s/ Hon Kit Shing
Name/Title:	Hon Kit Shing, Director
Date:	April 7, 2026

CW Investment Advisers, LLC

Signature:	/s/ Hon Kit Shing
Name/Title:	Hon Kit Shing, Manager
Date:	April 7, 2026

Hon Kit Shing

Signature:	/s/ Hon Kit Shing
Date:	April 7, 2026